Exhibit 99.1

Nektar Therapeutics Issues Statement Confirming That It Does Not Hold Any Cash Deposits or Securities at Silicon Valley Bank

SAN FRANCISCO, March 11, 2023 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today issued a statement confirming that it does not have any accounts at Silicon Valley Bank, and it does not hold any cash deposits or securities at Silicon Valley Bank.  At December 31, 2022, the company had approximately $505 million in cash and investments in marketable securities.

About Nektar Therapeutics

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in oncology and immunology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

CONTACT:
Nektar Therapeutics
Vivian Wu
628-895-0661